UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MEDIVATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3863260
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

501 Second Street, Suite 211, San Francisco, California	94107
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration file number to which this form relates: Not applicable.

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, $0.01 par value	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.01 per share, of Medivation, Inc., a Delaware corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of Capital Stock” in the prospectus supplement filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, in the form in which it was filed on December 15, 2005 with the Securities and Exchange Commission. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form SB-2 (File No. 333-128855), as amended from time to time. The common stock is expected to be listed on the American Stock Exchange.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) of Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(b) of Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(c) of Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005).

4.1	Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form SB-2 (No. 333-03252)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 14, 2006	MEDIVATION, INC.

	By:	/s/ C. Patrick Machado
C. Patrick Machado Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) of Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(b) of Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(c) of Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005).

4.1	Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form SB-2 (No. 333-03252)).

4